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Exhibit 11.  Statement re computation of per share earnings.


                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                   Three months ended March 31,
                                                                               -----------------------------------
                                                                                  2001                    2000
                                                                               -----------           -------------
Net income from continuing operations before
 extraordinary item                                                            $99,703,000           $88,882,000
Loss from discontinued operations (less applicable tax benefit)                 (3,280,000)                    0
                                                                               -----------           -----------
Net income before extraordinary item                                            96,423,000            88,882,000
Loss on redemption of debt (less applicable tax benefit)                           (25,000)                    0
                                                                               -----------           -----------
  Net income                                                                   $96,398,000           $88,882,000
                                                                               ===========           ===========
Basic weighted average shares and common stock equivalents outstanding         126,184,589           130,696,530

Diluted weighted average shares and common stock equivalents outstanding       126,772,291           130,822,908


Basic earnings per share:
Net income from continuing operations before extraordinary item                $      0.79           $      0.68
Loss from discontinued operations (less applicable tax benefit)                      (0.03)                 0.00
                                                                               -----------           -----------
Net income before extraordinary item                                                  0.76                  0.68
Loss on redemption of debt (less applicable tax benefit)                              0.00                  0.00
                                                                               -----------           -----------
  Net income                                                                   $      0.76           $      0.68
                                                                               ===========           ===========

Diluted earnings per share:
Net income from continuing operations before extraordinary item                $      0.79           $      0.68
Loss from discontinued operations (less applicable tax benefit)                      (0.03)                 0.00
                                                                               -----------           -----------
Net income before extraordinary item                                                  0.76                  0.68
Loss on redemption of debt (less applicable tax benefit)                              0.00                  0.00
                                                                               -----------           -----------
  Net income                                                                   $      0.76           $      0.68
                                                                               ===========           ===========
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